Exhibit 5.1

December 21, 2005

BNCCORP, Inc.

322 East Main

Bismarck, North Dakota 58501

Re:          Registration Statement on Form S-3

Gentlemen:

We have acted as your counsel in connection with the preparation of the registration statement on Form S-3 (the “Registration Statement”) filed by BNCCORP, Inc. (the “Company”) under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “Commission”) on the date hereof.  The Registration Statement relates to 575,000 shares of the Company’s common stock, $.01 par value per share (the “Shares”), that may be offered and sold from time to time by the selling stockholders named therein.

In rendering the opinions expressed below, we have examined originals, or photostatic or certified copies, of such records and documents of the Company, certificates of officers of the Company and of public officials, and such other documents as we have deemed relevant.  In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents.

Based upon the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Shares to be offered and sold for the account of the selling stockholders named in the Registration Statement have been duly authorized, validly issued and are fully paid and non-assessable.

The foregoing opinion is limited in all respects to the laws of the States of Delaware and Louisiana and federal laws, and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us in the prospectus included therein under the caption “Legal Matters.”  In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act, or the general rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Jones, Walker, Waechter, Poitevent,
Carrère & Denègre, L.L.P.

JONES, WALKER, WAECHTER, POITEVENT,
CARRÈRE & DENÈGRE, L.L.P.